From: Vic Hollander
Sent: Monday, October 24, 2011 8:06 AM
To: Barry Schwartz
Cc: Lisa Bershan; Don Stoecklein
Subject: Re: Board Resignation

Monday, October 24, 2011 at 8:06 AM

Barry Swartz,

This email will confirm my resignation from the Board of Directors of All American Pet Food, Inc.

/S/Victor Hollander